GUARANTY AND INDEMNIFICATION

     This Guaranty and Indemnification Agreement ("Agreement") is made and entered into effective January 1, 1998, by and between Shell Western E&P Inc. ("SWEPI"), a Delaware corporation, and Kinder Morgan Energy Partners, L.P. ("KM"), a Delaware limited partnership.

                                    RECITALS

     For and in consideration of the premises and of the covenants herein contained, and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, SWEPI and KM hereby agree as follows:

                             ARTICLE I. DEFINITIONS

     1.1 "KM Parties" shall have the same meaning as assigned to such term under the Master Agreement, having an effective date of January 1, 1998 (the "Master Agreement").

     1.2 "Shell Parties" shall have the same meaning as assigned to such term under the Master Agreement.

                   ARTICLE II. GUARANTY AND INDEMNITY BY SWEPI

     2.1 Guaranty by SWEPI.

         (a) SWEPI guarantees the performance by Shell CO2 LLC and Shell CO2 General LLC of the requirements under Section 2.4(f) of the First Amended and Restated Limited Partnership Agreement of Shell CO2 Company, Ltd. (the "Limited Partnership Agreement") for repayment or reimbursement of Distribution Imbalance Amounts (but SWEPI does not assume or guarantee


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              the payment or performance of any other obligations,  requirements or liabilities under the Limited Partnership Agreement).

         (b) SWEPI guarantees the performance by each of the Shell Parties of the terms and conditions of the Assumption and Indemnification Agreement, having an effective date of January 1, 1998 (the "Assumption and Indemnification Agreement").

         (c) SWEPI guarantees the performance by each of the Shell Parties of the terms and conditions of the Master Agreement.

     2.2 Indemnification by SWEPI. SWEPI hereby indemnifies and holds harmless KM, the "KM Indemnified Parties" and the "LP Indemnified Parties" (as such terms are defined in the Assumption and Indemnification Agreement) from and against the losses, damages and expenses of such parties resulting from, arising out of or in connection with any and all of the following:

         (a)  breach  by Shell  CO2 LLC  and/or  Shell  CO2  General  LLC of the
              specific   requirements  of  the  Limited  Partnership   Agreement
              referred to in Section 2.1(a) hereof.

         (b) breach by any of the Shell Parties of the Assumption and Indemnification Agreement;

         (c)  breach  by any of the  Shell  Parties  of the  Master Agreement;

         (d) breach by any of the Shell Parties in failing to grant the rights and licenses set forth in the Shell Technology Agreement, having an effective date of January 1, 1998.

Provided, however, in no event shall SWEPI be obligated to indemnify KM, the KM Indemnified Parties or the LP Indemnified Parties for any costs, damages, expenses or other remedies beyond
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those  remedies   specifically  provided  under  the  Master  Agreement  or  the
Assumption and Indemnification Agreement with regard to breaches of said agreements.

                    ARTICLE III. GUARANTY AND INDEMNITY BY KM

     3.1 Guaranty by KM.

     (a) KM  guarantees  the  performance  by Kinder Morgan
         CO2, LLC ("KM CO2") of the requirements under Section 2.4(f) of the Limited Partnership Agreement for repayment or reimbursement of Distribution Imbalance Amounts or for financial obligations arising out of Section 5.5(i) of the Limited Partnership Agreement (but KM does not assume or guarantee the payment or performance of any other obligations, requirements or liabilities under the Limited Partnership Agreement).

     (b) KM guarantees the performance by each of the KM Parties of the terms and conditions of the Assumption and Indemnification Agreement.

     (c) KM guarantees the performance by each of the KM Parties of the terms and conditions of the Master Agreement.

     3.2 Indemnification by KM. KM hereby indemnifies and holds harmless SWEPI, the "Shell Indemnified Parties" (as such term is defined in the Assumption and Indemnification Agreement) and the LP Indemnified Parties from and against the losses, damages and expenses of such parties resulting from, arising out of or in connection with any and all of the following:

     (a) breach  by  KM  CO2  of  the  specific   requirements  of  the  Limited
         Partnership Agreement referred to in Section 3.1(a) hereof;

     (b) breach by any of the KM Parties of the Assumption and Indemnification Agreement;

     (c) breach  by any of the  KM  Parties  of the  Master  Agreement;

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Provided,  however,  in no event shall KM be obligated to indemnify  SWEPI,  the
Shell Indemnified Parties or the LP Indemnified Parties for any costs, damages, expenses or other remedies beyond those remedies specifically provided under the Master Agreement, the Assumption and Indemnification Agreement or the Limited Partnership Agreement with regard to breaches of said agreements.

                            ARTICLE IV. MISCELLANEOUS

      4.1 Notices. All notices and other communications provided for in this Agreement shall be delivered and sent by registered or certified mail return receipt requested, by overnight courier or by electronic facsimile transmission, and shall be considered to have been given when delivered to the party to whom directed.

         (a)  If to Shell Western E&P, Inc.:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas 77001-0576
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (b)  If to Shell Cortez Pipeline Company:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas 77001-0576
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (c)  If to Shell Land & Energy Company:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas 77001-0576
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

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         (d)  If to Shell Western Pipeline Inc.:
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas 77001-0576
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (e)  If to Shell CO2 LLC:
              800 Wilshire Blvd.
              12th Floor
              Los Angeles, CA  90017
              Attn:  M. G. Brookshier
              Phone: 213/623-7183
              Fax:   213/623-8883

         (f)  If to Shell CO2 General LLC
              200 N. Dairy Ashford
              P. O. Box 576
              Houston, Texas 77001-0576
              Attn:  R. T. Bradley
              Phone: 281/544-2292
              Fax:   281/544-3841

         (g)  If to Kinder Morgan Operating, L.P. "A":
              1301 McKinney Street, Suite 3450
              Houston, Texas 77010
              Attn:  William V. Morgan
              Phone: (713)844-9500
              Fax:  (713)844-9570

         (h)  If to Kinder  Morgan CO2 LLC:
              1301  McKinney  Street, Suite 3450
              Houston, Texas 77010
              Attn: William V. Morgan
              Phone:  (713)844-9500
              Fax: (713)844-9570

     4.2 Severability. If any one or more of the provisions contained in this Agreement or any document executed in connection herewith shall be invalid, illegal or unenforceable in any respect under any applicable law, the validity, legality, and enforceability of the remaining provisions contained herein or therein shall not in any way be affected or impaired. In the case of

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any such invalidity, illegality or unenforceability, the parties hereto agree to use their best efforts to achieve the purpose of such provision by a new legally valid and enforceable stipulation.

     4.3 Amendments. This Agreement may be amended only with each party's written consent.

     4.4 Waiver. Any failure of any party to comply with any of its obligations, agreements, or conditions herein contained may be waived (either generally or in particular instances and either retroactively or prospectively) in writing, but not in any other manner, by the party to whom such compliance is owed. Any such waiver shall operate as a bar to any claim for indemnification under Articles II and III or otherwise for damages arising from the obligation, agreement or condition so waived. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof.

     4.5 Applicable Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Texas without regard to rules concerning conflicts of law.

     4.6 Arbitration Procedures. This Agreement shall be subject to the arbitration procedures provided for and specified in the Limited Partnership Agreement, which terms are incorporated by reference herein.

     4.7.Successors and Assigns. All covenants and agreements contained in this Agreement by or on behalf of any of the parties shall bind the respective successors by operation of law and permitted assigns of such parties and shall inure to the benefit of the successors by operation of law and permitted assigns of such parties. This Agreement may not be assigned in whole or in part to any non-party without the written permission of all the other Parties.


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     4.8 Entire  Agreement.  This  Agreement and the  Transaction  Documents (as
defined in the Master Agreement) previously entered into by the Parties or some of them set forth the entire understanding and agreement between the parties as to the matters covered herein and therein and supersede and replace any prior understanding, agreement or statement (written or oral) with respect thereto.

     4.9 Counterparts. This Agreement may be executed in separate and several counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     4.10 Headings; References. The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions hereof. References herein to an "Article" or a "Section" or an "Exhibit" or a "Schedule" shall be to an Article or a Section or an Exhibit or a Schedule of this Agreement unless a contrary intent is clearly stated; and references to terms or provisions "herein" or "hereof" shall be to terms or provisions of this Agreement.

    4.11 Special Exemplary, Consequential or Punitive Damages. The parties shall only be entitled to recover actual damages for a breach or violation of this Agreement. No party shall be entitled to recover special, exemplary, consequential or punitive damages from the other parties for breach or violation of this Agreement and each party hereby waives any claim or right to special, exemplary, consequential or punitive damages hereunder; provided, however, the foregoing shall not limit any indemnification obligations hereunder or preclude one party from being indemnified by another party against such types of damages in the event they are awarded against a party and such party is entitled to indemnification pursuant to the terms of this Agreement.



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EXECUTED this 5th day of March, 1998.


KINDER MORGAN ENERGY PARTNERS, L.P.

By:      KINDER MORGAN G.P., INC., its sole general partner


         By: /s/ William V. Morgan
             --------------------------------------
            William V. Morgan, Vice Chairman



SHELL WESTERN E&P INC.,  By: J. E. Little, President



By:  /s/ R. T. Bradley
     --------------------------------------
     R. T. Bradley,
     Attorney-in-Fact, for J. E. Little